Exhibit 99.1

Press Release

Fidelity National Information Services, Inc. to Acquire

Metavante Technologies, Inc.

Combination to create the world’s largest provider of comprehensive integrated payment and financial core processing services

Companies anticipate $260 million in cost synergies and

increased long-term organic revenue growth

JACKSONVILLE, Fla. and MILWAUKEE, Wis. April 1, 2009 – Fidelity National Information Services, Inc. (NYSE: FIS) and Metavante Technologies, Inc. (NYSE: MV) today announced that the boards of directors of both companies have approved a definitive agreement under which FIS will acquire Metavante. Under the terms of the agreement, Metavante shareholders will receive a fixed exchange ratio of 1.35 shares of FIS common stock for each share of Metavante common stock they own. The pro forma enterprise value of the combined company is approximately $10 billion.

The combination creates an industry leader with enhanced growth prospects. FIS is a leading provider of core and transaction processing services, card issuer solutions and outsourcing services to more than 14,000 financial institutions worldwide. Metavante is a leading provider of banking and payments technologies to approximately 8,000 financial services firms and businesses. Together, the combined company will provide one of the most comprehensive ranges of integrated products and services, across more markets and more geographies worldwide than any other provider in the industry.

The pro forma financial implications are compelling. FIS and Metavante serve complementary customer bases and have highly diversified and recurring revenue streams. In 2008, the companies generated pro forma combined revenue of $5.2 billion, adjusted EBITDA of $1.3 billion and free cash flow of more than $500 million. As a result of the combination, FIS anticipates it will achieve cost synergies of approximately $260 million. The increased global scale and expected cost savings are expected to generate significant margin expansion. The transaction is expected to be accretive to adjusted earnings per share in 2010.

“The combined scale, complementary product capabilities and market breadth of these two great companies will drive significant competitive advantages in the increasingly dynamic marketplace,” stated William P. Foley, II, chairman of FIS. “This transaction will further strengthen FIS’s competitive position as a leading global provider of technology solutions and enable us to generate increased value for shareholders and customers,” added Lee A. Kennedy, FIS president and chief executive officer.

“By bringing these two companies together, we expect to accelerate revenue growth, drive higher profitability, and create greater financial flexibility for growth investments and acquisitions,” said Frank R. Martire, Metavante’s current chairman and chief executive officer. “In addition, the size, scope and geographic reach of the combined company will offer even greater opportunities to our employees, world-wide.”

The leadership team will be comprised of executives from both companies with broad industry experience and strong management depth. Mr. Foley will serve as chairman of the board of FIS. Mr. Kennedy will serve as executive vice chairman of the board with responsibility for integrating the two companies, and Mr. Martire will be named president and chief executive officer of FIS. Reporting to Mr. Martire will be Gary A. Norcross as chief operating officer (current COO of FIS) and Michael D. Hayford as chief financial officer (current president and COO of Metavante). George P. Scanlon (current chief financial officer of FIS) will serve as executive vice president of finance. Following the completion of the transaction, the board of directors will consist of six FIS board members and three Metavante directors. FIS’s headquarters will remain in Jacksonville, Florida.

Additional Transaction Details

The transaction will be structured as a tax-free reorganization whereby Metavante will be merged with and into a newly formed subsidiary of FIS. Based on the 1.35 fixed exchange ratio, FIS would issue approximately 162 million basic shares to Metavante shareholders. In addition, a simultaneous equity investment by affiliates of Thomas H. Lee Partners, L.P. and Fidelity National Financial, Inc. in FIS common stock will result in approximately 16 million additional newly issued shares. At closing, the combined company would have approximately 374 million fully diluted shares outstanding. The requisite Metavante lenders have agreed to waive their change of control provisions and permit the merger to proceed. After giving effect to the transaction, the combined company is projected to have approximately $3.8 billion of debt outstanding at closing, including $1.45 billion of debt to be incurred and assumed in in connection with the acquisition and will have improved financial leverage and credit statistics.

Approvals and Anticipated Closing

The transaction is subject to approval by FIS and Metavante shareholders, receipt of regulatory approvals and the satisfaction of customary closing conditions. Metavante said that its largest shareholder, an entity affiliated with Warburg Pincus that currently owns 25% of the outstanding common stock of Metavante, has entered into a Support Agreement with FIS pursuant to which it has agreed, subject to the terms and conditions of the Support Agreement, to vote in favor of the transaction. Upon completion of the deal, Warburg Pincus will be the largest single shareholder of the new company with approximately 11% ownership and will have board representation. FIS and Metavante expect to complete the transaction in the third quarter of 2009.

2009 Guidance

FIS will update its fiscal 2009 guidance to include the acquisition of Metavante following the completion of the transaction. Separately, FIS and Metavante have reiterated the respective guidance each had previously provided in February 2009.

Advisors

Banc of America Securities LLC and Goldman, Sachs & Co. acted as financial advisors to FIS and Wachtell, Lipton, Rosen & Katz provided legal counsel. Barclays Capital acted as financial advisor to Metavante, while Kirkland & Ellis LLP and Quarles & Brady LLP provided legal counsel.

Conference Call and Webcast

FIS and Metavante will host a joint webcast to discuss the transaction on Wednesday, April 1, 2009, at 11:00 a.m. EDT. The webcast will be accessible on the investor relations section of FIS’s website at www.fidelityinfoservices.com and Metavante’s website at www.metavante.com. The accompanying slide presentation will also be available on each company’s website. A replay of the audio presentation will be available on the websites or by calling 888-203-1112 (domestic) or 719-457-0820 (international), and entering passcode 1456372. The replay will be available for four weeks following the conference call.

About Fidelity National Information Services, Inc.

Fidelity National Information Services, Inc. (NYSE: FIS), a Fortune 500 company, is a leading provider of core processing for financial institutions; card issuer and transaction processing services; and outsourcing services to financial institutions and retailers. FIS has processing and technology relationships with 40 of the top 50 global banks, including nine of the top 10. FIS is a member of the S&P 500 Index and has been ranked the number one banking technology provider in the world by American Banker and the research firm Financial Insights in the annual FinTech 100 rankings. Headquartered in Jacksonville, Fla., FIS maintains a strong global presence, serving more than 14,000 financial institutions in more than 90 countries worldwide. For more information on FIS, please visit www.fidelityinfoservices.com.

About Metavante

Metavante Technologies, Inc. (NYSE: MV) is the parent company of Metavante Corporation. Metavante Corporation delivers banking and payments technologies to approximately 8,000 financial services firms and businesses worldwide. Metavante products and services drive account processing for deposit, loan and trust systems, image-based and conventional check processing, electronic funds transfer, consumer healthcare payments, electronic presentment and payment, outsourcing, and payment network solutions including the NYCE Network, a leading ATM/PIN debit network. Metavante (www.metavante.com) is headquartered in Milwaukee. Metavante and NYCE are registered trademarks of Metavante Corporation, which is the principal subsidiary of Metavante Technologies, Inc.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the standard framework of guidelines for financial accounting. It includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, and free cash flow. Adjusted EBITDA excludes the after-tax impact of merger and acquisition and integration expenses, certain stock compensation charges, debt restructuring and other costs, and gains (losses) on the sale of certain non-strategic assets. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS’s and Metavante’s non-GAAP measures may be calculated differently from similarly-titled measures of other companies.

Forward Looking Statements

This press release contains statements related to FIS’s and Metavante’s future plans, objectives, performance, events and expectations, including statements about revenue and cost synergies and earnings accretion and, as such, constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown events, risks, uncertainties and other factors that, individually or in the aggregate, may cause actual results, performance or achievements of FIS and Metavante to be different from those expressed or implied within this presentation. The material risks and uncertainties that could cause actual results to differ materially from current expectations include, without limitation, the following: (i) effect of governmental regulations, including the possibility that there are unexpected delays in obtaining regulatory approvals; (ii) the economy; (iii) competition; (iv) the risk that the merger may fail to achieve beneficial synergies or that it may take longer than expected to do so; (v) the risk of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries and its impact on the Companies’ customer bases; (vi) failure to adapt to changes in technology or in the marketplace; (vii) the failure to obtain approval of FIS’s and Metavante’s shareholders; (viii) delays associated with integrating the companies, including employees and operations, after the transaction is completed; (ix) actions that may be taken by the competitors, customers and suppliers of FIS or Metavante that may cause the transaction to be delayed or not completed; and (x) other risks detailed from time to time in the Form 10-K and other reports and filings made by FIS and Metavante with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at http://www.sec.gov, including the sections entitled “Risk Factors” in FIS’s and Metavante’s Form 10-K for the fiscal year ended December 31, 2008. Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information and Where to Find It

In connection with the proposed transactions, FIS and Metavante will file relevant materials with the SEC, including a registration statement on Form S-4 that will include a joint proxy statement of FIS and Metavante that also constitutes a prospectus of FIS. FIS and Metavante will mail the final joint proxy statement/prospectus to their respective shareholders. Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about FIS, Metavante and the proposed transactions.

Investors and security holders may obtain these documents (and any other documents filed by FIS or Metavante with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by FIS may be obtained free of charge by directing such request to: Investor Relations, 601 Riverside Drive, Jacksonville, FL 32204, or from FIS’ Investor Relations page on its corporate website at www.fidelityinfoservices.com. The documents filed with the SEC by Metavante may be obtained free of charge by directing such request to: Investor Relations, 4900 West Brown Deer Road, Milwaukee, WI 53223 or from Metavante’s Investor Relations page on its corporate website at www.Metavante.com.

Participants in the Solicitation

FIS, Metavante and their respective executive officers, directors and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Metavante and FIS in favor of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with the proposed transactions will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the executive officers and directors of FIS and their ownership of FIS common stock is set forth in the proxy statement for FIS’s 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2008. Information about the executive officers and directors of Metavante and their ownership of Metavante common stock is set forth in the proxy statement for Metavante’s 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2008.

Contacts

Mary K. Waggoner, Senior Vice President of Investor Relations, FIS

+1-904-854-3282, or

Marcia Danzeisen, Senior Vice President Marketing and Corporate Communications, FIS

+1-904-854-5083;

Kirk Larsen, Treasurer and Vice President of Investor Relations of Metavante Corporation,

+1-414-357-3553, or

Chip Swearngan, Vice President, Corporate Communications, of Metavante Corporation,

+1-414-357-3688

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